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                                                                       EXHIBIT 5

                               November 10, 1998

UtiliCorp United Inc.
20 West Ninth Street
Kansas City, Missouri 64105

Ladies and Gentlemen:

    We refer to the Registration Statement of UtiliCorp United Inc. (the "Company") on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering Debt Securities and Common Stock, par value $1.00 per share, of the Company to be offered from time to time by the Company (the "Offered Securities") on the terms to be determined at the time of the offering.

    We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

    We are of the opinion that when the terms of any class or series of the Offered Securities have been authorized by appropriate action of the Company and have been issued and sold as described in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and with respect to the Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, then (i) the Offered Securities will be legally issued and, with respect to shares of Common Stock, fully paid and nonassessable and (ii) the Debt Securities will be validly authorized and issued and binding obligations of the Company.

    We hereby consent to the reference to us under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Blackwell Sanders Peper Martin LLP